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                                                                   EXHIBIT 10.20


                         PROFESSIONAL SERVICES AGREEMENT

         THIS AGREEMENT, made as of this 1st day of May, 2000, between Patric Judge, an individual residing in the United Kingdom ("Provider"), Pet Quarters, Inc., an Arkansas corporation whose principal place of business is located at 720 East Front Street in Lonoke, Arkansas 72086 ("Customer").

                                   WITNESSETH:

         WHEREAS, Customer desires to acquire consulting services from Provider upon the terms, conditions and provisions as hereinafter set forth, and Provider desires to provide such consulting services as Customer desires upon the terms, conditions and provisions as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual undertakings of the parties herein contained and for other good and valuable consideration, the receipt of which the parties hereby acknowledge, intending to be legally bound Provider and Customer hereby agree as follows:

         1. Duties of Provider. Customer hereby contracts with Provider as a consultant to foster, develop and finalize beneficial relationships with "Content Providers", as hereinafter defined, and European and global veterinarian societies and associations such as WSAVA and BSAVA ("Veterinarian Associations"), to assist Customer's management in the development of "Customer's Website", as hereinafter defined, and create a charitable trust for the benefit and care of pets. In addition to such described duties, Customer anticipates that it will request Provider to perform additional consulting and managerial tasks for Customer and Provider shall accept such reasonable additional assignments without additional compensation unless otherwise agreed upon by Customer. Provider agrees to perform all such services in a prompt, professional and workmanlike manner consistent with generally accepted professional and business practices and standards. As payment for all such services, including any reasonable additional tasks as contemplated above, Provider shall receive the amounts described in paragraph 3 hereof. As used herein, "Content Providers" shall mean respected veterinarians and authors who agree to write articles and provide scholarly advice regarding pets, pet care and other relevant topics to provide useful information to professionals and consumers who visit Customer's Website. As used herein, "Customer's Website" shall mean Customer's internet homepage, currently located at petquarters.com, but subject to change, that Customer utilizes to market and sell its pet supplies and services.

         Provider shall devote sufficient time and resource to fulfill the Duties set out above with a view to assisting the Customer's business of developing the premier Internet pet supply, information and resource site, expanding Customer's relationship with the Content Providers, and the Veterinarian Associations, and assuring Customer's Website is well placed, located and known for effective sales and marketing in the European economic community. Provider shall exert his best efforts to discharge the responsibilities reasonably assigned to him by Customer. Provider shall discharge his responsibilities to Customer in such a manner and he shall not at anytime do anything which may cause or tend or be likely to cause any loss or damage to Customer in business, reputation or otherwise.


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         2. Term. The term of this Agreement shall commence on May 1, 2000, and shall continue for a period of two (2) years, until April 30, 2002 (the "Initial Period"). Thereafter, this Agreement shall continue on an annual basis until terminated by either party. After the Initial Period, Customer may terminate this Agreement at the end of any annual period by at least one months written notice. After the Initial Period, Provider may terminate this Agreement by giving Customer at least one (1) months written notice of Provider's intent to stop performing the services to be provided pursuant to this Agreement.

         3. Compensation. For all the services to be rendered by Provider in accordance with clause 1 of this Agreement, Customer agrees to pay Provider at the end of each monthly period, commencing May 31, 2000, an amount equal to $7,500, in U.S. dollars. Although Provider is not and is not intended to become an employee of Customer, the Board of Directors of Customer, as and when deemed appropriate by them, may include Provider in any of Customer's stock option plans or issue options to Provider as additional compensation

In addition to the compensation set out above Provider shall be entitled to receive payment of all invoices to Customer currently outstanding for work carried on for Customer prior to the date hereof as provided by Provider and set forth on Exhibit A hereto.

         4. Identification of Strategic Partners. Customer also recognizes that Provider is in a unique situation to assist Customer in identifying and successfully negotiating terms of an agreement of acquisition or merger with appropriate strategic partners worldwide. Therefore, in addition to the compensation referred to in paragraph 3 hereof, as Customer identifies strategic partners suitable for commercial strategic alliances, partnerships, joint ventures, takeover, merger or acquisition by Provider, Provider will be entitled to negotiate with Customer for additional compensation as a referral fee to be paid in stock of Customer. Unless otherwise agreed by the parties, the transfer of stock shall occur upon the closing of the strategic alliance, partnership, joint venture, takeover, merger or acquisition of the strategic partner with Customer.

         5. Independent Contractor. In its performance of services pursuant to this Agreement, Provider shall at all times act in its own capacity and right as an independent contractor, and nothing herein may be construed to make Provider an agent, partner, or joint venturer of Customer. Neither Provider nor its Providers will have any claim to Customer's revenues. Provider shall be solely responsible for all taxes due upon or as a result of Provider's receipt of the compensation contemplated herein, and Customer shall not be responsible in any manner, except as required by the income tax laws of the United States, for withholding or payment of taxes related to any amounts paid by Customer to Provider.

         6. Office and Business Expense Reimbursement. Customer shall provide Provider with an additional amount not to exceed $1,500 per month, in U.S. dollars, to reimburse Provider for office and overhead expenses which are suitable to his position and appropriate to the performance of his duties. This office expense reimbursement shall be paid on the last day of


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each month. Customer shall also reimburse Provider for all extraordinary travel, entertainment and business expenses ("Extraordinary Expenses"). Prior to incurring any Extraordinary Expense which Provider shall seek reimbursement from Customer, Provider shall obtain prior approval from Customer in writing for such Extraordinary Expense. Customer shall reimburse Provider for the approved Extraordinary Expenses on the last day of the month in which Provider submits its request for reimbursement.

         7. Termination Of Agreement. This Agreement, and Provider's services hereunder, upon Thirty (30) days written notice shall be terminated immediately upon the happening of any of the following events:

                  A. The death or disability of Provider.

                  B. Provider's being convicted for the commission of a felony under any federal or state law.

                  C. For purposes of this Agreement, "disability" shall mean a physical or mental disability of Provider which prevents the performance by Provider of his duties, with or without reasonable accommodation, for One Hundred Twenty (120) days during any Six (6) month period.

                  D. By Customer with "good cause" upon the giving of 3 days written notice. For the purpose of this Agreement, "good cause" shall include, substance abuse, proven dishonesty, theft, fraud, embezzlement, conviction of a felony, or other actions by Provider which cause material harm to, or publicly defame the name of, Customer.

         Upon any such termination of this Agreement, Provider shall not be entitled to receive any severance pay or other additional compensation, unless Customer, in the sole discretion of the Board of Directors, shall so elect.

         In the event of such termination, Provider shall immediately pay any indebtedness owed to Customer, and shall reimburse Customer for any unearned prepaid expenditures incurred on behalf of or for the benefit of Provider. Customer may, in its sole discretion, deduct or offset any such amounts owed to it by Provider from any amounts that may otherwise be due to Provider from Customer. Following termination, Provider shall fully cooperate with Customer and all matters relating to the winding up of his pending work on behalf of Customer and the orderly transfer of any such pending work to other consultants of Customer.

         8. Confidentiality And Nondisclosure Agreement. Provider acknowledges that, as a consultant to Customer, Provider has been and will be in a position to receive or have access to confidential information (as hereafter defined) regarding the business carried on by Customer. Confidential Information includes, but is not limited to, all information regarding Customer's: (a) customers and customer lists, including all names, addresses, phone numbers and any other pertinent information; (b) sources of supply, price lists and costs;
(c) marketing strategies and procedures, advertising strategies and sales methods; (d) corporate strategies, plans and goals; (e) information contained in training manuals; (f) technical information; (g) prospective and executed


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contracts, financial information and other business arrangements; (h) all other proprietary knowledge or data acquired or obtained through Provider's relationship with Customer. Provider hereby agrees that, except with the prior written consent of Customer, Provider will not, during the course of his association with Customer or at any time thereafter, directly or indirectly use, disclose or disseminate (in any manner) to any other person (including any individual or entity) any Confidential Information. In the event Provider's contract with Customer terminates or is terminated for any reason, Provider agrees to return to Customer all documentation pertaining or relating to any Confidential Information.

         Provider also recognizes and agrees that in the event of Provider's breach or violation of any provisions of this paragraph, Customer may suffer irreparable injury that cannot adequately be compensated for monetary damages and agrees that Customer shall have the immediate right to obtain a preliminary or final injunction against Provider issued by a court of competent jurisdiction enjoining any breach or violation of this paragraph.

         Customer recognises and agrees that in the course of identifying and introducing prospective strategic partners in accordance with clause 4 of this Agreement that information will be provided about potential strategic partners which will be confidential and agrees to keep confidential any such information disclosed to it in whole or in part; to obtain the prior specific written authorisation of Provider to disclosure of such information to a third party and to require such third party to sign a Confidentiality Agreement with the Provider in like terms to this clause; not to use such information in whole or in part for any purpose other than the business of the consideration of the strategic alliance proposed ("the Relevant Business"); to restrict access to such information disclosed to it to those of its officers, employees or professional advisers who need to know the same for the purpose of the Relevant Business; to ensure that any of its officers, employees or professional advisers to whom such information is disclosed are aware of the terms of this Agreement and the confidential nature of the information and to procure their observance of the terms of this Agreement. Customer also agrees not to copy such information disclosed to it under this Agreement in whole or in part except as reasonably necessary for the purpose of the Relevant Business.

         9. Fair Competition Agreement. To induce Customer to retain Provider, Provider agrees, commencing on the date of Provider's termination of services to Customer for any reason except if this Agreement is terminated by Customer, without good cause, and continuing for a period of three months, Provider shall not provide the services as set out clause 1 of this Agreement to any other person which in any way competeS with Customer, whether on his own account or as a shareholder, partner, joint venturer, employee, consultant, advisor and/or agent of any person, firm, corporation or other entity engaged in the business of providing pet products, supplies, services or advice to third-parties on the internet or by mail order catalogues anywhere in the world. Provider acknowledges, represents and warrants to Customer that the covenant of Provider hereunder is reasonably necessary for the protection of Customer's interest and is not unduly restrictive upon Provider.

         Provider also recognizes and agrees that in the event of Provider's breach or violation of any provisions of this paragraph, Customer may suffer irreparable injury that cannot adequately be compensated for monetary damages and agrees that Customer shall have the immediate right to


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obtain a preliminary or final injunction against Provider issued by a court of competent jurisdiction enjoining any breach or violation of this paragraph.

         10. Benefit. This Agreement shall bind all parties, the respective heirs, executors, administrators and assigns, but nothing contained herein shall be construed as an authorization or right of any party to assign his rights or obligations hereunder.

         11. Assignment. Neither Customer nor Provider may assign this Agreement without the prior written consent of the other party.

         12. Waiver Of Breach Or Violation Not Deemed Continuing. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

         13. Notices. Any and all notices required or permitted to be given under this Agreement will be sufficient if furnished in writing and sent by registered mail to the respective parties at the addresses given on the last page of this Agreement or later provided in writing to the applicable party.

         14. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of Arkansas.

         15. Survival. The covenants contained in or liabilities accrued under this Agreement which, by their terms, require their performance after the expiration or termination of this Agreement shall be enforceable notwithstanding the expiration or other termination of this Agreement.

         16. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. Entire Agreement. This instrument contains the entire agreement of the parties and may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.


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         IN WITNESS WHEREOF, Customer has hereunto caused this Agreement to be executed by its duly authorized officers and Provider has hereunto set his hand, all being done in duplicate originals with One (1) original being delivered to each party on the day and year first above written.

                                       CUSTOMER:

                                       PET QUARTERS, INC.
                                       720 East Front Street
                                       Lonoke, Arkansas 72056
                                       USA

Attest:
                                       By:
                                          --------------------------------------
                                       Steve Dempsey, President
----------------------------------
Gregg Rollins, Assistant Secretary


                                       PROVIDER:

                                       PATRIC JUDGE

                                       23 High Street
                                       Tring, Hertfordshire
                                       HP235AH, UK


                                       -----------------------------------------
                                       Patric Judge


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